Exhibit 3.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Interest of Experts” and to the use of our report dated February 27, 2015, in the Registration Statement (Form F-7 No. 333-204891) of Synodon Inc. and the related short-form prospectus dated August 12, 2015.

/s/ Ernst & Young LLP

Chartered Accountants

August 12, 2015

Edmonton, Canada